UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 28, 2011, Rural/Metro Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WP Rocket Holdings LLC, a Delaware limited liability company (“Parent”), and WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Merger Sub and Parent are affiliates of Warburg Pincus LLC (“Warburg”) formed by Warburg in order to acquire the Company.

The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of common stock of the Company, other than any shares owned by the Company, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Parent or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $17.25 in cash, without interest.

The Company’s Board of Directors, acting on the recommendation of a Special Committee consisting entirely of independent directors, unanimously approved the terms of the Merger Agreement and has resolved to recommend adoption of the Merger Agreement by Company shareholders. In addition to shareholder approval, the transaction is subject to the satisfaction of customary closing conditions and regulatory approvals. Closing is not subject to any financing condition.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing. From the signing of the Merger Agreement until the approval of the Merger by the shareholders, the Company may not solicit inquiries or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s Board of Directors. The Company must give Parent three business days’ notice and negotiate in good faith with Parent during such three-day period before the Company is permitted to change its recommendation to the shareholders of the Company or terminate the Merger Agreement to accept a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, if its Board of Directors determines in good faith that it has received a Superior Proposal, enters into a definitive agreement with respect to such Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $16,920,000 in cash to Parent. Under certain other specified circumstances, including if Parent fails to consummate the Merger by a specified time period after all of Parent’s conditions to consummate the Merger have been satisfied, the Merger Agreement provides for Parent to pay to the Company a fee (the “Parent Termination Fee”) of $33,840,000 in cash upon termination of the Merger Agreement. Warburg Pincus Private Equity X, L.P. has provided a limited guaranty in favor of the Company, guarantying the payment of the Parent Termination Fee.

Parent has provided the Company copies of executed equity and debt financing commitments received by Parent that provide, subject to the terms and conditions therein, for the necessary funds to consummate the transactions contemplated by the Merger Agreement, including the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Voting Agreement

In connection with the Merger Agreement, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC (together, the “Stockholders”) have executed and delivered a voting agreement with Parent (the “Voting Agreement”). Shares of the Company common stock beneficially owned by the Stockholders subject to the Voting Agreement constituted approximately 12.4% of the total issued and outstanding shares of Company common stock as of March 24, 2011. Pursuant to the Voting Agreement, among other things, each Stockholder agreed to (i) vote its shares in favor of the adoption of the Merger Agreement and against any takeover bid by a third party and (ii) comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Each Stockholder has granted an irrevocable proxy in favor of Parent to vote its shares of Company common stock as required. The Voting Agreement will terminate on the earlier of (i) the effective time of the Merger and (ii) the date of termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Amendment to Rights Plan

On March 28, 2011, the Company entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of August 24, 2005 (as previously amended, the “Rights Agreement”). The Rights Agreement Amendment amends the Rights Agreement to allow the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement without triggering the detachment of rights or the rights becoming non-redeemable, or the occurrence of a Distribution Date or Stock Acquisition Date, or any adverse event under the Rights Agreement. A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and the Rights Agreement is attached as Exhibit 4.1 to the Company’s Form 8-A/A filed with the Commission on August 29, 2005.

The foregoing description of the Rights Agreement and Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Rights Agreement Amendment.

Additional Information and Where to Find It

In connection with the Merger, a proxy statement of the Company and other materials will be filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors will be able to obtain copies of the proxy statement (when available) and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.ruralmetro.com. Shareholders also will be able to obtain copies of the proxy statement and other documents related to the Merger (when available) for free by written request to Rural/Metro Corporation, c/o Corporate Secretary, 9221 E. Via de Ventura, Scottsdale, AZ 85258.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the merger when it becomes available.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under the heading “Amendment to Rights Plan” under Item 1.01 of this report is incorporated herein by reference.

Item 8.01. Other Events.

On March 28, 2011, the Company issued a press release announcing the Merger and the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to Item 8.01 of Form 8-K. The information contained in the press release is incorporated herein by reference.

Forward Looking Information

This communication may contain, among other things, certain statements that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “may,” “should,” “will likely result,” “continue,” “estimate,” “project,” “goals,” or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and other following the announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the Merger; (4) the failure of Parent and Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (6) other factors that are listed in the Company’s periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2011, by and among WP Rocket Holdings LLC, WP Rocket Merger Sub, Inc., and Rural/Metro Corporation

2.2	Voting Agreement dated as of March 28, 2011, by and among WP Rocket Holdings LLC, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC

4.1	Amendment No. 4 dated as of March 28, 2011 to that certain Rights Agreement, as amended, dated as of August 24, 2005, between Rural/Metro Corporation and Computershare Trust Company, N.A., as successor to Computershare Trust Company, Inc., as Rights Agent

99.1	Press Release, dated March 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 28, 2011	By:	/s/ Michael P. DiMino
Michael P. DiMino
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2011, by and among WP Rocket Holdings LLC, WP Rocket Merger Sub, Inc., and Rural/Metro Corporation

2.2	Voting Agreement is dated as of March 28, 2011, by and among WP Rocket Holdings LLC, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC

4.1	Amendment No. 4 dated as of March 28, 2011 to that certain Rights Agreement, as amended, dated as of August 24, 2005, between Rural/Metro Corporation and Computershare Trust Company, N.A., as successor to Computershare Trust Company, Inc., as Rights Agent

99.1	Press Release, dated March 28, 2011